EXHIBIT 10.1

GLTPR 09/05/24

September 4, 2024

CONFIDENTIAL

Globetopper

Craig Span

Via Email: cspan@globetopper.com

Re:	Non-Binding Indication of Interest

Dear Craig:

This non-binding indication of interest (this “IOI”) outlines the general terms and conditions of a potential business combination (as further described herein, the “Proposed Transaction”) involving Accredited Solutions, Inc. (“ASII”), and Globetopper., a                                                       corporation (“Globetopper”). Each of ASII and Globetopper, Inc. may individually be referred to herein as a “Party” or collectively as the “Parties”.

This IOI is not a binding agreement, except as specifically set forth herein, and outlines certain of the preliminary terms of the Proposed Transaction and the transactions contemplated herein. This IOI is intended to serve as an outline of certain of the proposed principal terms and conditions regarding the Proposed Transaction and is subject to the execution and closing of definitive agreements related to the Proposed Transaction among the Parties and such other parties as determined to be necessary (“Definitive Agreements”). The Parties recognize that there are other terms and conditions that have yet to be addressed and such other representations, warranties, conditions, covenants, indemnities and other terms that are customary for transactions of this kind.

1.

Acquisition. Subject to the terms of the Definitive Agreements, if and when executed, ASII will acquire 100% of the issued and outstanding capital stock of Globetopper., via a redeemable promissory note in the terms and conditions to be established in a final Stock Purchase Agreement (the “SPA”).

2.	Terms. The additional terms of the SPA would include the following:

(a)	Acquisition Price: ASII will acquire 100% of the capital stock of Globetopper for a total company valuation of $3,000,000 (“Acquisition Price”).

(b)

Initial Consideration: Upon the execution of the SPA, all of the issued and outstanding shares of capital stock of Globetopper shall be exchanged for a 2-month redeemable secured promissory note (“Redeemable Note”). This note will be guaranteed by the capital stock subject to sale and the guarantee will be given back to Globetopper upon a 4-month note expiration, unless full payment of Redeemable Note has been finalized.

(c)	Redemption of Redeemable Note: On or before the 4-month term of the redeemable note, the company will redeem the note with a final consideration (“final consideration”).

(d)

Final Consideration: the redeemable notes will be redeemed by the ASII with the following payments: 1) 33% of the acquisition price will be paid in cash; 2) 33% of the acquisition price will be paid in convertible preferred stock, with a lock-up and a limit to common stock ownership to avoid change of control issues; 3) 33% in a 2-year note.

CTM-GLTPR

September 4, 2024

3.

Closing. The Parties will use their commercially reasonable efforts to come to final agreement on, and to execute, the Definitive Agreements within 45 days of the date of the full execution of this IOI, and thereafter to consummate the Closing within 120 days of such execution, following satisfaction of all condition’s precedent to the Proposed Transaction as set forth in the Definitive Agreements.

4.

Review of Documents. Promptly upon execution and delivery of this IOI, each of the Parties will diligently proceed to exchange copies of financial information and copies of all material information and agreements pertinent to this transaction to which each of us is subject in order to permit their respective legal counsel, accountants and advisors to proceed with their due diligence review. Representatives of the respective companies will be made available to meet with the Parties’ respective advisors to respond to questions or furnish information as may reasonably be requested.

5.

Closing Conditions. The Closing of the Proposed Transaction will be conditioned upon the conditions to closing as set forth in the Definitive Agreements, which shall include, among other matters, the following: (i) satisfactory representations and warranties by all Parties as to all customary matters; (ii) evidence that each Party is in good standing in its the state of incorporation; (iii) delivery of PCAOB-audited annual financials for the previous 2 years and reviewed interim financial statements of Globetopper as required by for the completion of filings by ACCREDITED SOLUTIONS, INC. with the Securities and Exchange Commission (the “SEC”); (iv) approval of the shareholders of Accredited Solutions, Inc. ; (v) approval of the shareholders of MWA. as required under Delaware law (vi) no material adverse effect having occurred with respect to either Party; (vii) delivery of all necessary third-party consents; (viii) a to-be-agreed employment agreement between current management and ASII.

6.

Final Agreements. The terms contained in this IOI are non-binding but are subject to the final agreement, except for this Section 6 through Section 16 (the “Binding Provisions”), which are binding irrespective of reaching agreement on the Definitive Agreements. Subject to the foregoing, during the Exclusivity Period (as defined below). The drafting, negotiation, execution and delivery of the final agreements shall be acceptable to all Parties, which shall include representations, warranties, covenants, mutual indemnifications, and conditions customary for transactions similar to the Proposed Transaction. Unless and until the Definitive Agreements have been executed and delivered, none of the Parties shall have any legal obligation to any other Party of any kind with respect to any transaction, including the Proposed Transaction, whether because of this IOI or any other written or oral expression regarding the Proposed Transaction or otherwise, except for the Binding Provisions. Each Party reserves the right, in its sole discretion, to reject any and all proposals made by the other Party or its affiliates or any of their respective officers, directors, employees, consultants, contractors, agents and financial and legal advisors (collectively with such affiliates, such Party’s “Representatives”) with regard to its participation in the Proposed Transaction. Neither Party will have (and each Party hereby irrevocably waives) any claims of any kind or nature against the other Party or any of its Representatives arising out of or relating to this IOI, including but not limited to any claim relating to the Proposed Transaction, other than those, if any, that either Party may have regarding the Binding Provisions and then only in accordance with the terms thereof.

7.

Termination. This IOI may be terminated at any time by mutual written agreement of the Parties. This IOI shall automatically expire upon the earlier of the execution of the Definitive Agreements and the expiration of the Exclusivity Period. Upon any such expiration or termination of this IOI, no Party will be under any further obligation under this IOI; however, the provisions of Section 10 (Confidentiality) will survive the expiration or termination of this IOI.

CTM-GLTPR

September 4, 2024

8.	Non-Exclusivity. This agreement shall be non-exclusive until an exclusive LOI is executed.

9.

Expenses. Other than as specifically set forth in Section 2(c) above or in the Definitive Agreements, each Party shall pay its fees and expenses and those of its agents, counsel and advisors with respect to the Proposed Transaction.

10.

Confidentiality. Each Party to this IOI agrees to maintain the confidentiality of all of the information received from the other Party and use such information only for the purposes contemplated by this IOI; provided, however, that the Parties shall be permitted to disclose the materials and information they each receive from the other to their respective Representatives in connection with performing duties related to the Proposed Transaction, or as required by applicable law or order of a governmental authority, and the Parties hereby agree that this IOI may be filed by Globetopper as an exhibit to a Form 8-K disclosing the terms of this IOI if determined to be so required by ACCREDITED SOLUTIONS, INC.’s legal counsel. In the event of a termination of this IOI for any reason, each Party shall return to the other all documents (and any copies thereof) and information provided to it by the other Party. In the event that the Parties enter into a separate confidentiality agreement following the execution of this IOI, such separate agreement shall supersede the provisions of this Section 10. The obligation of confidentiality under this Section 10 shall survive the termination of this IOI.

11.

Non-Circumvention: The Undersigned Parties do hereby agree that neither they nor their partners, nor any corporation, employee, agent, or consultant associated with them will make any contact with any other party regarding this transaction without permission and agreement of the other Parties. All Parties agree (a) to bind their attorneys, accountants and assignees and (b) not promote any other party entering into this transaction, as agent or principal, without the written permission of the other Parties in this Agreement. All Parties agree that each Party is entitled to compensation for their services. Such compensation will be agreed to in good faith and in standard with regular business practices. All Parties agree that they will not by their action or inaction in any way reduce or jeopardize the compensation of the other Parties.

12.

Public Announcements. The Parties shall agree on any public announcement regarding this IOI. Any other announcements by either Party concerning the subject matter hereof shall be mutually agreed upon, subject to ACCREDITED SOLUTIONS, INC.’s disclosure obligations pursuant to SEC regulations.

13.

Non-binding. Except for the Binding Provisions (which are legally binding upon execution of this IOI), this IOI is not legally binding, and does not constitute a binding contractual commitment with respect to any transaction, including the Proposed Transaction, or to execute any agreement of any kind, including any Definitive Agreements. Without limiting the forgoing, the failure of the Parties to reach agreement on the terms of Definitive Agreements and other agreements referred to herein shall not constitute a breach of this IOI by any Party hereto. Moreover, except as expressly provided above, no past or future action, course of conduct or failure to act relating to the possible acquisition or relating to the negotiation of the terms of the Definitive Agreements, will give rise to or serve as a basis for any obligation or other liability on the part of either Party. A legally binding obligation with respect to the transaction contemplated hereby will arise only upon execution and delivery of the Definitive Agreements and other agreements referred to herein by the parties thereto, subject to the conditions expressed therein.

14.	Conduct of Business. During the Exclusivity Period, each Party hereby agrees to conduct its business in accordance with the ordinary, usual, and normal course of business heretofore conducted by it.

CTM-GLTPR

September 4, 2024

15.	Entire Agreement; Amendment. This IOI constitutes the entire agreement of the Parties with respect to the foregoing matters and may only be amended in a writing executed by each of the Parties.

16.

Jurisdiction/Governing Law. The Parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within Delaware over any dispute arising out of or relating to this IOI or any of the transactions contemplated hereby and each Party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. This IOI shall be governed by and construed in accordance with the laws of the State of Delaware in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of Delaware. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS IOI OR THE TRANSACTIONS CONTEMPLATED HEREIN, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

17.

Counterparts; Facsimile and Emailed PDF Signatures. This IOI may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. In the event that any signature is delivered by facsimile transmission or if signatures are delivered by emailed PDF file, such signatures shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or emailed PDF signature page were an original thereof.

[Signatures appear on following page]

CTM-GLTPR

September 4, 2024

If the foregoing accurately reflects our discussions, please execute and return to the undersigned one copy of IOI to me. We look forward to working with you as expeditiously as possible to complete the Proposed Transaction.

Accredited Solutions, Inc.

By:
Name:	Eduardo Brito
Title:	CEO

Agreed and accepted as of this            day of September 2024:

Globetopper

By:
Name:
Title:	Chief Executive Office